Exhibit 10.2

ALTERRA CAPITAL HOLDINGS LIMITED
2008 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of the 1st day of June, 2011 (the “Grant Date”), by and between Alterra Capital Holdings Limited (the “Company”) and W. Marston Becker (the “Grantee”).

RECITALS:

WHEREAS, the Company has adopted the Alterra Capital Holdings Limited 2008 Stock Incentive Plan (the “Plan”) pursuant to which awards of restricted common shares of the Company (“Common Shares”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Common Shares provided for herein (the “Restricted Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Grant of Restricted Stock Award. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate, 100,000 Common Shares in the capital of the Company (hereinafter called the “Restricted Stock”).

Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Restrictions. Except as provided in the Plan or this Agreement, the Restricted Stock shall be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

Vesting.

General. Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to 100% of the Restricted Stock on January 1, 2014 (the “Vesting Date”); provided, that, except as otherwise provided herein, the Grantee remains employed by the Company or any of its Subsidiaries through the Vesting Date. If the Grantee’s employment is terminated at any time prior to the Vesting Date, the unvested Restricted Stock shall automatically be forfeited without consideration upon such cessation of service, unless otherwise provided in this Section 4.

Qualifying Termination. Upon the Grantee’s termination of employment due to a Qualifying Termination (as defined below), the restrictions described in Section 3 above shall lapse with respect to 100% of the Restricted Stock as of the effective date of such Qualifying Termination. If the Grantee’s employment is terminated other than in connection with a Qualifying Termination, the unvested Restricted Stock, if any, shall automatically be forfeited without consideration upon such termination of employment.

For purposes hereof, a “Qualifying Termination” shall mean a termination of Grantee’s employment with the Company due to (i) the Grantee’s death or Disability (as defined below), (ii) termination by the Company without Cause (as defined below) any time on or after January 1, 2012, (iii) termination by the Grantee for Good Reason (as defined below) any time on or after January 1, 2012, (iv) expiration of the Term (as defined below) or (v) termination due to Grantee’s Retirement (as defined below). The terms “Disability”, “Cause”, “Good Reason”, “Term” and “Retirement” shall have the respective meanings set forth in the employment agreement between the Company and the Grantee dated as of June 1, 2011 (the “Employment Agreement”).

Change in Control. Unless otherwise determined by the Committee, the occurrence of a Change in Control (as defined in the Plan) shall not result in accelerated vesting of the Restricted Stock.

Non-Solicitation. In consideration for the Restricted Stock Award granted pursuant to this Agreement, the Grantee agrees that for a period of twelve (12) months following the Grantee’s date of termination, the Grantee shall not, without the prior written permission of the Company, directly or indirectly (1) solicit, employ or retain, or encourage or cause any other person or entity to solicit, employ or retain, any person who (i) is employed or is providing services to the Company or any of its Subsidiaries as of the date of termination or (ii) is or was providing services to the Company or any of its Subsidiaries within the twelve (12) month period prior to the Grantee’s date of termination, (2) encourage or cause any employee of the Company or any of its Subsidiaries to breach or threaten to breach any terms of such employee’s agreements with the Company or any of its Subsidiaries or to terminate such employee’s employment with the Company or any of its Subsidiaries, (3) solicit business from any persons or entities whom the Grantee knows or should know (xx) are current clients or customers of the Company or any of its Subsidiaries, (yy) were customers or clients of the Company or any of its Subsidiaries during the twelve (12) month period prior to the date of termination, or (4) encourage or cause any clients or customers of the Company or any of its Subsidiaries to cancel or terminate any business relationship with the Company or any of its Subsidiaries. The Company’s sole remedy upon Grantee’s breach of this Section 5 shall be that, if Grantee willfully and materially breaches the provisions of this Section 5, Grantee shall forfeit the unvested portion, if any, of the Restricted Stock and, if vesting of the Restricted Stock was previously accelerated pursuant to Section 4 and such breach occurred prior to the Vesting Date (without regard to such acceleration), the Company shall be entitled to recover from Grantee the Restricted Stock granted pursuant to this Agreement or the value thereof.

Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Committee may permit the Grantee to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Award a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering Common Shares owned by the Grantee that are Mature Shares, or (d) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.

Rights as Shareholder; Dividends. The Grantee shall be the record owner of the Restricted Stock unless and until such Restricted Stock is sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock and the right to receive dividends, if any, declared by the Company on its Common Shares.

Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed at the time of such issuance or transfer.

No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time.

Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by personal delivery, courier service, registered or certified first class mail, return receipt requested, or facsimile:

If to the Company:

Alterra Capital Holdings Limited

Alterra House

2 Front Street

Hamilton HM 11

Bermuda

If to the Grantee, at the Grantee’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile.

Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the beneficiary shall be deemed to be the Grantee’s spouse or, if the Grantee is unmarried at the time of death, his or her estate.

Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.

Amendment of Restricted Stock Award. Subject to Section 15 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, the Grantee’s rights under this Restricted Stock Award shall not be materially and adversely affected by any such amendment without the Grantee’s consent.

Adjustments. Pursuant to Section 12 of the Plan, the Committee in its sole discretion may make adjustments to this Restricted Stock Award.

Governing Law. This Agreement shall be governed by the laws of Bermuda.

Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding and conclusive on the Company and the Grantee.

Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name: Joseph W. Roberts
Title: Chief Financial Officer

GRANTEE

By:

W. Marston Becker